EXHIBIT 10.1

                           STOCK ACQUISITION AGREEMENT

This Stock Acquisition Agreement (hereinafter "Agreement") is entered into as of the 2nd day of February, 2000 by and among TRADER SECRETS.COM formerly known as CLEANWAY CORPORATION, a Nevada corporation (the "Company"); NATIONAL LIGHTING CORP., a company incorporated in the Province of British Columbia and having offices in Vancouver, British Columbia ("NLC"), and Bob Fraser and Bill Grossholz (collectively, the "Sellers" and individually a "Seller", who are the holders of all of the issued and outstanding shares of NLC.

                                    RECITALS

WHEREAS, the Company is interested in the acquisition and operation of Internet companies;

WHEREAS, NLC has been formed as an Internet company that will provide user services in the Internet telephony business;

WHEREAS, the Company desires to acquire from sellers all of the outstanding shares of NLC, so as to constitute NLC as a 100% owned subsidiary of the Company in exchange for shares of the voting common shares of the Company (the "Company Shares") comprising of Non-escrowed Shares and Escrow Shares (both as hereinafter defined).

NOW, THEREFORE, in consideration of the promises and the mutual covenants, agreements and provisions hereinafter contained, the parties hereto do hereby adopt a plan of reorganization and agree as follows;

                     ARTICLE I - THE EXCHANGE/REORGANIZATION

1. PLAN OF REORGANIZATION. The Sellers are the owners of all of the issued and outstanding shares of NLC, consisting of 100 shares of common shares which shares are owned by the Sellers as follows:

         Name of Seller                     Number of Shares
         --------------                     ----------------

         Bob Fraser                               50
         Bill Grossholz                           50

         It is the intention of the parties that all of such issued and outstanding shares of NLC be transferred by the Sellers to the Company in exchange for shares of the voting common shares of the Company, so that NLC shall become a wholly owned subsidiary of the Company and the Sellers shall become shareholders of the Company.

2.       EXCHANGE OF SHARES

         (a) The Company shall issue and deliver to the Sellers and aggregate of Five Hundred Thousand (500,000) shares of voting common shares of the Company (the "Non-escrowed Shares") which shall be issued and delivered as follows:

                  Seller's Name                   Number of Shares to be Issued
                  -------------                   -----------------------------

                  Bob Fraser                                140,000
                  Bill Grossholz                            120,000
                  David Mitchell                            120,000
                  Rob Harrison                              120,000

         (b) The Sellers shall deliver to the Company certificates representing all of the issued and outstanding shares of NLC, registered in the name of such Seller and duly endorsed for transfer to the Company.

3. CERTAIN RESALES OF COMPANY SHARES. The Sellers may in their sole discretion sell or otherwise transfer the Company Shares in such public or private transactions and on such terms and conditions as the Sellers, respectively, deem appropriate, subject only to compliance with all applicable securities laws and rules, including without limitation the Securities Act of 1933, as amended (the "1933 Act"). In connection with any such sale or transfer, compliance with the 1933 Act and the rules and regulations thereunder shall be conclusively established by the delivery to the Company of a legal opinion of the Company's U.s. attorney, or other counsel experienced in securities law matters which counsel is reasonably acceptable to the Company stating that such sale or transfer complies with the 1933 Act and the rules and regulations thereunder.

4. ESCROW SHARES. Immediately upon the effective date of this Agreement, the Company and the Sellers will cause a mutually acceptable Escrow Agent to be appointed for the purpose of holding 5,000,000 issued common shares of the Company (the "Escrow Shares"). The Escrow Shares are to be issued as follows:

         Name of Escrow Shareholder               Number of Shares to be Issued
         --------------------------               -----------------------------

         Bob Fraser                                        2,500,000
         Bill Grossholz                                    2,500,000

         The Escrow Shares will be released to the holders in accordance with the following time-based formula:

         (a) 1,000,000 Escrow Shares shall be released to the holders, in proportion to the percentages set out opposite the names above, within 10 business days of December 31, 2000 subject to foreiture determined as follows:

                  (a) the gross sales revenues for the year 2000 shall be calculated (the "Calculation Revenue");

                  (b) the difference between CAN$1,000,000 and the Calculated Revenue shall be calculated (the "Difference");
                  (c) the Difference shall be pro-rated among every Escrow Shareholder by multiplying the Difference by the percentages described in this paragraph above opposite the name of such holder (the "Pro-rated Difference");
                  (d) for every CAN$1.00 of Pro-rated Difference allocated to each Escrow Shareholder, 1 Escrow Share shall be forefeited by such Escrow Shareholder and at the Company's option, either returned to treasury or cancelled.

                  For Example, should NLC reach only $600,000 in gross sales by December 31, 2000, then the Escrow Agent shall release 600,000 shares from escrow to the holders in the percentages set opposite their names above, and the remaining 400,000 shares shall be forfeited and returned to the Company for cancellation.

         (b) The remaining 4,000,000 Escrow shares shall be released to the holders, in proportion to the percentages set opposite their respective names above, within 10 business days of December 31, 2001 subject to forfeiture determined as follows:

                  (e) the gross sales revenues for the year 2001 shall be calculated (the "Calculated Revenue");
                  (f) the difference between $4,000,000 and the Calculated Revenue shall be calculated (the "Difference");
                  (g) the Difference shall be pro-rated among every escrow Shareholder by multiplying the Difference by the percentages described in this paragraph above opposite the name of such holder (the "Pro-rated Difference");
                  (h) for every CAN$1.00 of Pro-rated Difference allocated to each Escrow Shareholder, 1 Escrow Share shall be forfeited by such Escrow Shareholder and at the Company's option, either returned to treasury or cancelled

         The Company and the holders shall enter into an escrow agreement with a mutually agreed upon escrow holder to set out the terms of the release of the Escrow Shares to the holder prior to the Closing of this Agreement.

         Any shares of the Company shall only be sold in compliance with all applicable securities laws and rules, including without limitation, the 1933 Act. In connection with any such sale or transfer, compliance with the 1933 Act and the rules and regulations thereunder shall be conclusively established by the delivery to the Company of a legal opinion of the Company's U.S. attorney, or other counsel experienced in securities law matters which counsel is reasonably acceptable to the Company stating that such sale or transfer complies with the 1933 Act and the rules and regulations thereunder.

5. FINANCING. The Company acknowledges that NLC requires a minimum of CDN$50,000 in financing over the five to ten days in order to start the project. The financing needed in the next 30 to 60 days is approximately $250,000 dollars for building, advertising and marketing services for NLC. The Company undertakes to use its best efforts to raise such $250,000 for NLC within 30 to 60 days from the date of Closing of this Agreement. The Company hereby agrees that it will use its best efforts to contribute up to an additional $500,000 to the capital of NLC over the following nine months if necessary, and subject to approval of budget and approval of the board of directors.

6.       INVESTMENT REPRESENTATIONS.

         (i) Each of the Sellers acknowledges, agrees and represents severally, and not jointly, that:

                  (a)      (i)      none of the shares of the Company being
                                    acquired hereunder has been registered under the 1933 Act;

                           (ii) all of the shares acquired hereunder are being, and will be, acquired and held for investment, not for resale or distribution to the public and not for the purchase of effecting or causing to be effected a public offering of such securities and, further, that none of such securities will be sold, transferred, assigned or disposed of except in accordance wit the 1933 Act and any other applicable securities laws;

                  (b) by reason of the foregoing investment representations and restrictions upon transfer: (i) the shares acquired must be held indefinitely unless registered under the 1933 Act and the BC Securities Act or an exemption from Acts are available; (ii) if Rule 144 of the Rules and Regulations promulgated by the SEC is applicable to future sales of Company Shares, such sale may be limited in amounts in accordance with the terms and conditions of that rule; (iii) in the case of securities to which that rule is not applicable, compliance with some other applicable exemption, if any be available, will be required; and (iv) all of the issued shares will bear a legend restricting transfer thereof unless such transfer is either qualified by registration or prospectus or is exempt from such filings.

                  (c) he has relied upon his own investigation into the Company and its financial condition, and the warranties and representations made by the Company herein, for the purposes of deciding to enter into and consummate the transaction contemplated by the agreement and to accept the Company Shares in exchange for shares of NLC. Except for the express representations and warranties set forth herein, he has not relied upon any other oral or written representation made by the Company or any of its officers or directors or representations. No representations or statements shall survive the Closing with the exception of the representations and warranties contained in this Agreement or otherwise made in writing.

         (ii)     The Company acknowledges, agrees and represents that:

                  (a) all of the shares of NLC acquired hereunder are being, and will be, acquired and held for investment, not for resale or distribution to the public and not for the purchase of effecting or causing to be effected a public offering or such securities and, further, that none of such securities will be sold, transferred, reassigned or disposed of except in accordance with all applicable securities laws, including without limitation, the 1933 Act.

                  (b) it has relied upon its own investigation into NLC and its financial condition, and the warranties and representations made by the Sellers herein, for the purposes of deciding to enter into and consummate the transaction contemplated by this Agreement and to accept shares of NLC in exchange for shares of the Company. Except for the express representations and warranties set forth herein, it has not relied upon any other oral or written representations made by the Sellers or any of their representatives. No representation, warranties or covenants shall survive the Closing with the exception of the representations, warranties and covenants contained in this Agreement or otherwise made in writing.

7.       CLOSING

         (a) The closing of the transactions contemplated by this Agreement shall take place at the offices of the Company, or at such other location as is acceptable to the parties, and at the time as the parties may approve.

         (b) The obligation of the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment or satisfaction at or before Closing of the following conditions:

                  (i) The Sellers shall have been satisfied with due diligence investigation of the Company.

                  (ii) The Company shall have made all of the deliveries required of it under this Agreement.

         (c) At the Closing, the Sellers shall deliver or cause to be delivered to the Company the following instruments and other documents;

                  (i) Certified resolutions of the Board of Directors of NLC approving this execution and delivery of this Agreement by NLC;

                  (ii) Certificate of good standing of NLC from the Province of British Columbia, reflecting that NLC is a corporation in good standing under the laws of the jurisdiction of its incorporation.

                  (iii) Any and all other documents which the Company may reasonably request.

         (d) The obligation of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment or satisfaction at or before the closing of the following conditions;

                  (i) The Company shall have been satisfied with its due diligence investigation of NLC

                  (ii) The Sellers shall have made all of the deliveries required of them under this Agreement.

         (e) At the Closing, the Company shall deliver or use to be delivered to the Sellers the following instruments and other documents;

                  (i) Certified resolutions of the Board of Directors of the Company approving the execution, delivery and performance of this Agreement by the Company and authorizing the issuance of shares of the Company to the Sellers;

                  (ii) Any and all other documents which the Sellers may reasonably request.

8. OFFICERS AND DIRECTORS. Immediately after Closing, Mr. Robert Fraser will become President, and the Company after closing shall have a Board of Directors consisting of Bill Grossholz, David Mitchell and Rob Harrison

9. EMPLOYMENT CONTRACT. Prior to Closing, the Company agrees to enter into an employment and non-competition contract with Bob Fraser setting out the terms of his employment with the Company, which contract shall be in writing.

10. NAME CHANGE. After Closing, the Company shall forthwith change its name to VOIP Technology, Inc., or such other name as is acceptable to the board of directors of the Company and the regulatory authorities and it shall obtain a new CUSIP number and in furtherance of same shall file all instruments which the Company is required to file with the regulatory authorities.

11. REPORTING COMPANY. It is the intent of the parties that within 90 to 120 days NLC will expeditiously provide to the Company audited financial statements and all other necessary documentation and information necessary to enable the Company to become a reporting public Company. Forthwith upon the receipt of the necessary information from NLC, the Company will promptly prepare, file and prosecute diligently to effectiveness a registration statement on Form 10 or Form 10-SB to be filed with the Securities and Exchange Commission to register the Company's shares under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Once such registration statement is effective, the Company agrees to file on or before the date due all reports and other instruments which the Company is required to file pursuant to 1934 Act, so long as any Seller holds any Company shares.

12. ADJUSTMENTS IN COMPANY COMMON SHARES. In the event of changes in the outstanding shares of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalization, consolidations, combinations, exchanges of shares, separations, reorganizations, liquidations or any similar events having similar consequences, the number and class of shares as to which Agreement relates, including shares issuable upon exercise of stock options or performance shares, shall be correspondingly adjusted.

                                   ARTICLE II
              REPRESENTATION, WARRANTIES, AND AGREEMENTS OF COMPANY

The Company, intending the Sellers to rely thereon, represents, warrants and agrees as follows:

1. The Company is, as of the date of this Agreement, a validly existing corporation in good standing, duly organized pursuant to the laws of Nevada with all legal and corporate authority and power to conduct its business and to enter into the transactions contemplated by this Agreement.

2. Pursuant to its Articles of Incorporation, as amended, the Company is authorized to issue 100,000,000 shares with par value of $0.001 per share, of which 5,123,000 shares are outstanding as of the date of this Agreement, all of which are validly issued, fully paid and non-assessable. The Company is not obligated to issue any other shares of any class of shares, other than pursuant to this Agreement.

3. Any shares issued by the Company pursuant to this Agreement shall be duly authorized, validly issued, fully paid and non-assessable.

4. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company or any of its business subsidiaries is a party.

5. The Company is not a party to any written or oral agreement, which obligates the Company to issue any shares, other than the issuance of shares to the Sellers pursuant to this Agreement. The Company is not a party to any agreement that affects the voting rights of any of the issued and outstanding shares of the Company

6. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require the consent, authority or approval of any other person or entity except such as have been obtained.

7. The corporate records of the Company are complete and correct and contain the Articles of Incorporation and Bylaws of the Company, as amended to date, and all minutes of meetings of directors and shareholders.

8. The financial statements of the Company as at and for the year ended December 31, 1999 including notes thereto, fairly present the financial condition and results of operations of the Company and its consolidated subsidiaries, if any, at the dates and for the periods indicated and were prepared in accordance with generally accepted accounting principles consistently applied.

9. Since December, 1999, the Company has had no operations and has incurred no liabilities or obligations except for nominal amounts of expenses associated with the administration of the affairs of an inactive Company.

10. Since the date of the most recent Company consolidated balance, the Company has operated only in the ordinary course of business and has experienced no material adverse changes in their consolidated financial condition or results of operations.

11. On the date hereof the Company has, and on the date of Closing, the Company will have no liabilities or obligations, absolute or contingent as specifically provided for in the balance sheet of the Company as of December 31, 1999 referred to in this Article II or as specifically identified on the notes thereto.

12. The representations and warranties in this Agreement and in all other documents delivered to the Sellers by the Company were true and correct when delivered and shall be true and correct at the time of Closing. The representations and warranties made by the Company herein contain no untrue statements of material facts and do not omit to state a material fact necessary to make the statements contained herein not misleading.

                                   ARTICLE III
            REPRESENTATIONS, WARRATIES AND AGREEMENTS OF THE SELLERS

The Sellers intending the Company to rely thereon, represent, warrant and agree as follows:

1. NLC is, as of the date of this Agreement, a validly existing corporation in good standing, duly organized pursuant to the laws of British Columbia with all legal and corporate authority and power to conduct its business, to enter into the transactions contemplated by this Agreement and to beneficially and legally own the assets described in Schedule "A" attached hereto.

2. Pursuant to its Articles of Incorporation, NLC is authorized to issue the shares which are now issued and are outstanding. There are no other authorized or outstanding securities of NLC or any class or of any kind or character, and there are no outstanding subscriptions, options, warrants, rights or other commitments obligating NLC to issue or sell any additional shares of NLC or any NLC securities convertible into any shares of NLC shares of any class.

3. The execution and delivery of this Agreement, the consummation of the transaction herein contemplated and compliance with the terms of this Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under the Articles of Incorporation or Bylaws of NLC or any agreement to which NLC is a party.

4. NLC is not a party to any written or oral agreement which obligates the Company to issue any shares or grant any right of first refusal or other arrangement to acquire any shares of NLC or to any agreement that affects the voting rights of any of the issued and outstanding NLC shares. NLC has not made any commitment as to issuance of any of its shares, by subscription, right of conversion, option or otherwise.

5. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require the consent, authority or approval of any other person or entity except such as have been obtained.

6. The execution, delivery and performance of this Agreement by the Sellers and NLC has been authorized by all required corporate and other action and does not require any consents other than such as have been obtained.

7. The NLC shares being acquired by the Company from the Sellers are duly and validly authorized, issued and outstanding and are fully paid and non-assessable. The Sellers are legal and beneficial owners of such shares, and there are no adverse claims, liens or encumbrances against such shares. There are no agreements among the Sellers or among the Sellers and any other individuals or entities which would adversely affect the consummation of transactions contemplated by this Agreement.

8. The corporate records of NLC are complete and correct and contain the Articles of Incorporation and the Bylaws of the Company, as amended to date, and all minutes of meetings of directors and shareholders.

                           ARTICLE IV - MISCELLANEOUS

1. WAIVER. Any condition to the performance of the Sellers or the Company which legally may be waived on or prior to the Closing Date may be waived at any time by the party entitled to the benefit therefore by an instrument in writing executed by the party or parties to be bound thereby. The failure of any party at any timer or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same or any other provision of this Agreement. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such party's obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or constructed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.

                            ARTICLE V- MISCELLANEOUS

1. ENTIRE AGREEMENT. This Agreement contains the final, complete and exclusive statement of the agreement between the parties with respect tot the transactions contemplated herein, and all prior or contemporaneous written or oral agreements or other communications with respect to the subject matter hereof are hereby superseded.

2. AMENDMENTS. No change, amendment, qualification or cancellation hereof shall be effective unless in writing and duly executed by each party hereto.

3. ASSIGNABILITY. This Agreement shall not be assignable by any of the parties hereto without the prior written consent of all of the other parties.

4. BENEFITS AND BINDING EFFECT. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement shall not confer any rights or benefits upon any person or entity other than the parties hereto and their respective permitted successors and assigns.

5. NOTICES. All notices, requests and demands and other communications hereunder must be in writing and shall be deemed to have been duly and personally delivered; three business days after placed in the Canadian mail, registered or certified, return receipt requested, postage prepaid; one business day after delivered by Federal Express or other overnight delivery service of national standing; or when transmitted by telex or telescope, answer back received, and addressed to party to whom such notice is being given at the following addresses:

         If to the Company:                 #602  1228 Marinaside Crescent
                                            Vancouver, BC
                                            V6Z 2W4

         If to the Seller:                  5759 Westport Road
                                            West Vancouver, BC
                                            V7W 2X7

         Any party may change the address to which notices are being sent by giving notice of such change to the other party in accordance with this Section.

7. CAPTIONS. The captions herein are for convenience of reference only and shall not be construed as part of this Agreement.

8. EXHIBITS AND SCHEDULES. All of the recitals, exhibits and schedules hereto referred to in the Agreement are hereby incorporated herein by reference and shall be deemed and construed to be a part of this Agreement for all purposes. Disclosures made in the Schedules, or any part thereof, shall be deemed to be disclosures with respect to all representations and warranties made by disclosing party with respect to this Agreement.

9. SEVERABILITY. The invalidity of enforceability of any or more clauses or provisions of this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement or any part thereof. In the event any clause or provision of this Agreement shall be found to be invalid or unenforceable, it shall, if possible in effectuation the Intent of the parties hereto, be deemed to be modified to the minimum extend necessary to render it valid and enforceable.

10. COUNTERPARTS/FACSIMILE. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. The execution of this Agreement may be evident by the transmission of facsimile signatures with full binding effect.

11.      TIME. Time is of the essence.

12. EFFECTIVE DATE. The parties hereto agree that the effective date of this Agreement shall be the 2nd day of February, 2000, even though one or more of the parties may execute this Agreement on a different date.

EXECUTED On the date stated below, with an effective date of February 2, 2000.

TRADER SECRETS.COM formerly CLEANWAY CORPORATION


/s/ Robert Harrison                         )
------------------------------------        )
Per:  Authorized Signatory                  )
                                            )
SELLERS                                     )
                                            )
/s/ Bob Fraser                              )
------------------------------------        )
Bob Fraser                                  )
                                            )
/s/ Bill Grossholz                          )
------------------------------------        )
Bill Grossholz                              )
                                            )
/s/ Kathryn Wilder                          )             /s/ Randy Baker
------------------------------------        )             ---------------------
Kathryn Wilder                              )             Randy Baker, Witness